Exhibit 10.2

CHEWY DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
Effective January 1, 2024

Exhibit 10.2

CERTIFICATE
I, Heather Smedstad, Chief Human Resources Officer of Chewy, Inc., hereby certify that the attached document is a true and correct copy of the Chewy Deferred Compensation Plan for Non-Employee Directors, originally effective as of January 1, 2024.
    Dated this 28 day of November, 2023

Exhibit 10.2

CHEWY DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
Effective January 1, 2024
Effective January 1, 2024, Chewy, Inc. has created this Chewy Deferred Compensation Plan for Non-Employee Directors for the purpose of enhancing the motivational value of the fees paid to non-employee directors, who contribute materially to the development and future business success of the Company, by providing them the opportunity to defer cash compensation. The Plan is intended to aid the Company in attracting and retaining non-employee directors and provide an incentive for their service.
The Company maintains this Plan pursuant to Election Notices completed by Eligible Directors (as that term is defined in the Plan) in advance of each Plan Year. The Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing deferred compensation for the Company’s Eligible Directors.
ARTICLE I
DEFINITIONS

The following terms shall have the meanings hereinafter set forth.
"Beneficiary” shall have the meaning set forth in Section 8.5 of the Plan.
"Board of Directors" means the Board of Directors of the Company.
“Change in Control” means:
(a)any one “Person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), including any “group” within the meaning of Section 13(d)(3) under the Exchange Act, or more than one Person acting as a group (as defined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than the Company, any employee benefit plan sponsored by the Company or BC Partners LLP or any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, becomes the Beneficial Owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total Voting Power of the stock of the Company;
(b)a majority of members of the Board of Directors is comprised of directors whose appointment or election is (i) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (ii) approved in connection with any actual or threatened contest for election to positions on the Board of Directors;
(c)there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to a Person, at least 50% of the total Voting Power of the outstanding Voting Securities of which are Beneficially Owned by

Exhibit 10.2
the holders of the Voting Securities of the Company immediately prior to such sale or other disposition; or
(d)a merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of Voting Securities of the Company immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the surviving company or parent corporation resulting from, or issuing its Voting Securities as part of, such event.
Notwithstanding the foregoing, (i) an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder and (ii) a “Change in Control” shall be deemed not to have occurred as a result of any transaction or series of integrated transactions following which BC Partners LLP or any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, BC Partners LLP possesses, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise, the power to elect a majority of the Board of Directors or the board of directors or similar body governing the affairs of any successor to the Company.
“Claimant” means any Participant or Beneficiary of a deceased Participant who makes a claim under the Plan.
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable regulations and rulings issued thereunder.
“Committee” means Chewy 401(k) Plan Administrative Committee, which the Company has appointed to serve as the administrator of the Plan.
“Company” means Chewy, Inc., and its successors and assigns.
“Deferrable Compensation” shall mean all retainer fees, including committee and chair fees, if applicable, paid in cash to the Eligible Director in consideration for his/her service as an Eligible Director during a Plan Year.
“Deferral Account” means the recordkeeping account maintained for a Participant that reflects the Elective Deferrals credited to such Participant under the Plan, including deemed investment earnings or losses thereon. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant under this Plan.
“Election Notice” means the annual notice delivered by an Eligible Director to the Company in accordance with Article II of the Plan, which shall be in such form and substance satisfactory to and prescribed by the Committee. Each Election Notice shall become irrevocable as of the December 31 immediately preceding the Plan Year to which the Election Notice relates.
“Elective Deferral” means that portion of a Participant’s annual Deferrable Compensation paid during a Plan Year which is subject to a deferral election under the Participant’s Election Notice for such Plan Year.
“Eligible Director” means a member of the Board of Directors who is not employed by the Company or by any member of the Company’s controlled group of corporations.
“Participant” for any Plan Year means any Eligible Director who commences participation in accordance with Article II.

Exhibit 10.2
“Plan Entry Date” means January 1 of each Plan Year.
“ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations and rulings issued thereunder.
"Participant” means an Eligible Director who is receiving credits to a Deferral Account under the Plan pursuant to Article III or Eligible Director or former Eligible Director not receiving such credits for whom a Deferral Account has been established under the Plan that remains unpaid in full.
“Participant Deferral” means the amount credited to a Participant's Deferral Account under the Plan pursuant to Section 3.1.
“Plan” means this Chewy Deferred Compensation Plan for Non-Employee Directors, as amended from time to time, including any successor plan.
“Plan Year” means the calendar year.
“Termination of Service.” A Participant will be considered to have a Termination of Service upon cessation of membership on the Board for any reason. The determination of whether a Participant has incurred a Termination of Service shall be based on the facts and circumstances and determined in accordance with Section 409A of the Code.
“Unforeseeable Emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), 152(b)(2), and 152(d)(1)(B)) thereof); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in accordance with Section 409A(a)(2)(B)(ii) of the Code and Treasury Regulation Section 1.409A-3(i)(3).
“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.
“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of the Board of Directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.
ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1.    Eligibility. Participation in the Plan shall be limited to Eligible Directors.
2.2.    Enrollment Requirement. The Committee shall establish from time to time such enrollment requirements as it determines in its sole discretion are necessary, subject to the following:

Exhibit 10.2
    (a)    An Eligible Director may elect to participate in the Plan by filing an Election Notice with the Committee by a date set by the Committee, which date can be any date prior to the start of the Plan Year with respect to which it is made.
    (b)    Each Election Notice will indicate the amount elected by the Eligible Director to be deferred under the Plan as a percentage of Eligible Compensation in whole percentages not to exceed one hundred percent (100%).
    (c)    An Election Notice filed by a Participant shall be effective only with respect to the Plan Year to which it relates. An Eligible Director shall be required to file a new Election Notice with the Committee in accordance with this Section of the Plan for each subsequent Plan Year during which the Eligible Director wishes to participate.
2.3.    Commencement of Participation. Provided an Eligible Director has met all enrollment requirements as set forth by the Committee, the Eligible Director may commence participation in the Plan on the Plan Entry Date that immediately follows the Eligible Director’s election to participate in the Plan.
ARTICLE III
CONTRIBUTIONS

3.1.    Participant Deferrals. Each Participant’s Deferrable Compensation for a Plan Year shall be reduced on a pre-tax basis by the amount of the Participant Deferrals credited to such Participant under the Plan for the Plan Year. The amount of Elective Deferrals that shall be credited to a Participant’s Deferral Account for any Plan Year shall be equal to the Deferrable Compensation amounts elected by such Participant pursuant to Section 2.2 of the Plan. Each Elective Deferral is intended to be an elective compensatory reduction amount which shall be deducted from a Participant’s Deferrable Compensation otherwise payable for a Plan Year.
3.2.    Vesting. A Participant shall be fully vested at all times in all Elective Deferrals credited to the Participant’s Deferral Account under the Plan.
ARTICLE IV
VALUATION AND INVESTMENT OF CONTRIBUTIONS

4.1.    Crediting of Contributions. Elective Deferrals shall be credited to a Participant's Deferral Account as soon as is reasonably practicable after the payment of Deferrable Compensation to which the Elective Deferral relates. Deferrable Compensation is paid quarterly, in arrears. Consequently, and for the avoidance of doubt, Deferrable Compensation payable with respect to the quarter ending December 31 of a given Plan Year will be subject to deferral based on the Participant’s Election Notice in effect for that Plan Year, even if the Deferrable Compensation itself is actually paid after the end of that Plan Year.
4.2.    Investment of Participant Deferral Accounts. In accordance with procedures established by the Committee, each Participant shall elect, as part of the initial election process, and each Participant may elect at any time, one or more investment funds that shall be designated by the Committee and that shall be used to measure income, gains, and losses. Participants shall earn a deemed rate of return, credited daily, on their Deferral Accounts under the Plan equal to the rate of return as so determined by the investment fund(s) so elected. The Committee reserves the right to

Exhibit 10.2
change such means of crediting a deemed rate of return and such administrative rules and procedures at any time. The Committee may, on a uniform and non-discriminatory basis from time to time, set or change the advance notice requirement for making investment directions, may limit the number of investment direction changes made in a Plan Year, may limit investment directions, if any, which can be made by telephone, electronically or through the internet, may impose blackout periods for changes, may temporarily or permanently suspend the offering of an investment fund, and generally may change any of the investment direction procedures or options from time to time and at any time.
4.3.    Valuation. A Participant's Deferral Account under the Plan shall be valued daily.
4.4.    Expenses Charged to Deferral Accounts. Notwithstanding any other provision of the Plan to the contrary, expenses incurred in the administration of the Plan and any rabbi trust may be charged to Deferral Accounts on either a pro rata basis or a per capita basis, and/or may be charged to the Deferral Account of the affected Participant(s) and Beneficiary(ies) (which term is intended to include any alternate payee(s)) on a usage basis (rather than to all Deferral Accounts), as directed by the Committee. Without limiting the foregoing, some or all of the reasonable expenses attendant to the determinations needed with respect to and making of withdrawals, the calculation of benefits payable under different Plan distribution options and the distribution of Plan benefits may be charged directly to the Deferral Account of the affected Participant and Beneficiary, and different rules (i.e., pro rata, per capita, or direct charge to Deferral Accounts) may apply to different groupings of Participants and Beneficiaries.
ARTICLE V
PAYMENT EVENTS AND DISTRIBUTIONS

5.1.    Payment Events. A Participant’s Deferral Account shall become distributable in accordance with Section 5.2 of the Plan (a) upon the earliest to occur of any of the following events while serving as an Eligible Director: (i) the Participant’s death, (ii) the Participant’s Termination of Service as a member of the Board of Directors, and (iii) a Change in Control, or (b) if elected by the Participant as a scheduled payment as described in Section 5.3 of the Plan.
5.2.    General Rules for Distribution. A Participant's Deferral Account shall be paid to such Participant in a single lump-sum distribution or in consecutive annual installments over a period of between two (2) and ten (10) years (inclusive), as elected by the Participant in the Participant’s Election Notice as in effect for a given Plan Year, commencing as soon as administratively practicable following the applicable payment event. In the event that a Participant does not designate a form of payment on an Election Notice, such Participant shall be deemed to have elected that the Deferral Account be paid in a single lump-sum distribution.
5.3.    Time and Form of Payment. A Participant may elect on an Election Notice to have all or a portion of the Participant’s Deferral Account attributable to a given Plan Year’s Elective Deferrals distributed as scheduled payments in accordance with this section. The Participant’s Election Notice for a specific Plan Year may include the following designations governing the time and form of payment of the portion of the Participant’s Account attributable to that Plan Year:

Exhibit 10.2
(a)     Timing of Payment. The Participant may elect whether to commence payment either (1) during a specified calendar year (“Specified Year Election”) or (2) upon the Participant’s Separation from Service. In the absence of a specific payment timing election, the payment will commence upon the Participant’s Separation from Service. With respect to any Specified Year Election, the calendar year of commencement shall be no earlier than two (2) years from the Plan Year to which the Election Notice applies and no later than the calendar year in which the Participant will attain age sixty-five (65).
(b)    Form of Payment. The Participant may elect whether to receive payment as a single lump sum or in a series of annual installments over a period of between two (2) and ten (10) calendar years. In the absence of a specified form of payment election in the Election Notice, payment will be paid in a single lump sum.
For the avoidance of doubt, if a Participant who made a Specified Year Election has a Separation from Service, the Separation from Service shall not affect the Participant’s payments subject to the Specified Year Election, which shall commence at the time, and in the form, elected by the Participant in the applicable Specified Year Election.
5.4.    Death. Notwithstanding any other provision of this Plan, including any scheduled payment election under Section 5.3, the Participant’s death shall cause payment of the Participant’s Deferral Account to be accelerated and paid in lump sum. The deceased Participant’s Deferral Account shall, to the extent remaining unpaid, be paid to such Participant’s Beneficiary as designated in a lump sum within sixty (60) days following the Participant’s death; and provided further, that the actual payment date shall in no event be subject to the discretion of the Beneficiary.
5.5.    Payment Amount.
(a)The amount of a lump-sum payment to or with respect to a Participant shall be determined by reference to the Deferral Account as of the last valuation date immediately preceding the date of payment.
(b)The amount of each periodic installment payment shall be the lesser of:
(i)The quotient obtained by dividing (A) the amount of such Participant’s Deferral Account held in the applicable subdivision, determined as though a lump-sum payment were being made as of the last valuation date of the calendar quarter preceding the date of payment of such installment, by (B) the number of installment payments then remaining to be made; or
(ii)The amount of such Deferral Account at such time.
5.6.    Tax Withholdings. The Company or trustee, as the case may be, may deduct from payments under the Plan such reasonable amount as it shall deem necessary, based upon information provided by the Committee upon which the payor may rely, to pay any federal, state, or local income, employment, or other taxes attributable to the payment or required to be withheld from the payment.
5.7.    Subtractions from Deferral Account. All distributions (including any tax withholdings) and withdrawals shall be subtracted from a Participant’s Deferral Account and the applicable subdivision thereof when made.

Exhibit 10.2
5.8.    Resumption of Service. In the event that a Participant who has begun to receive periodic installment payments because of a Separation from Service again becomes an Eligible Director of the Company (or of a member of the Company’s controlled group) or becomes an employee of the Company [(or of a member of the Company’s controlled group)], the periodic installments shall continue regardless of whether the Participant is performing services for the Company (whether as a Director or as an employee).
5.9.    New Designation. A Participant who has made an election in accordance with Section 5.3 of the Plan may file with the Committee an election to defer the time of a scheduled payment. The new designation may only defer the time of a scheduled payment and may not change payment frequency. Notwithstanding the foregoing, any election to defer a scheduled payment under this section shall be disregarded as if it had never been filed unless the election (a) was filed with the Committee at least twelve (12) months prior to the date on which the scheduled payment is to occur and (b) provides for a deferral for a period which is not less than five (5) years from the date such scheduled payment would otherwise have been paid. A new election shall be made in writing upon forms furnished by the Committee and shall conform to such other procedural and substantive rules as the Committee shall establish.
5.10.     Unforeseeable Emergency. A Participant may apply for and receive a distribution from the Participant’s Deferral Account if the Committee determines that such distribution is on account of an Unforeseeable Emergency and the amount of the requested distribution does not exceed the amount reasonably necessary to satisfy the Participant’s proven Unforeseeable Emergency (including amounts necessary to pay any applicable income taxes or penalties reasonably anticipated to result from the distribution). Whether a Participant has incurred an Unforeseeable Emergency permitting a distribution under this section will be determined by the Committee based on the relevant facts and circumstances, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Elective Deferrals under this Plan. To receive such a distribution, the Participant must file a written request with the Committee and furnish such supporting documentation as the Committee, in its discretion, may require. In the request, the Participant shall specify the basis for the distribution and the dollar amount to be distributed. If such a distribution is approved by the Committee, payment shall be made as soon as practicable following such approval in a single lump-sum distribution. If a Participant receives payment on account of an Unforeseeable Emergency, the Participant may make no more Elective Deferrals for the remainder of the Plan Year.
5.11.     Distribution of Benefit When Payee Cannot Be Located. If any payment made under the Plan is returned unclaimed, the payor shall notify the Committee and shall dispose of the payment as the Committee shall direct. The Committee shall make all reasonable attempts to determine the whereabouts of a Participant or Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Company’s or the Committee’s records. If the Committee is unable to locate such a Participant or Beneficiary entitled to benefits hereunder, the Company will issue a payment in the appropriate amount and in the name of the Participant or Beneficiary, and the Company will retain such benefit payment on behalf of the Participant or Beneficiary, without any

Exhibit 10.2
adjustment for interest or deemed earnings, subject to any applicable statute of escheats not preempted by ERISA.
ARTICLE VI
ADMINISTRATION OF THE PLAN

6.1.    Administration of the Plan. The Company has appointed the Committee to act as the Plan’s administrator. The Committee shall maintain such procedures and records as will enable it to determine the Participants and their Beneficiaries who are entitled to receive a benefit under the Plan and the amounts thereof.
6.2.    General Powers of Administration. The Committee shall have primary responsibility and authority for the administration of the Plan and to consider and decide conclusively in its sole discretion any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any claim for benefits arising under the Plan, including the exclusive right, power and authority to interpret, in its sole discretion, any and all of the provisions of the Plan, to authorize distributions under the Plan, to establish and enforce such rules and regulations as it shall deem proper for the administration of the Plan, and to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan. In exercising such powers and authorities, the Committee (or its delegate) shall at all times exercise good faith, apply standards of uniform application and refrain from arbitrary action.
6.3.    Delegation of Authority. Except to the extent prohibited by applicable laws, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Plan Administrator regarding the delegated duties and responsibilities.
6.4.    Binding Effect of Plan Administrator Decisions. The finding, decision, determination or action of the Committee (or its delegate) with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon any and all persons having any interest in the Plan, subject only the Plan’s claims rules as set forth below in Section 6.5. No findings, decisions or determinations of any kind made by the Committee shall be disturbed unless the Committee has acted in an arbitrary and capricious manner.
6.5.    Claims Procedure. All inquiries and claims respecting the Plan shall be in writing directed to the Committee at such address as may be specified from time to time.
(a)    In the case of a claim respecting benefits paid or payable to a Participant, former Participant or Beneficiary, a written determination allowing or denying the claim shall be furnished to the Claimant within ninety (90) days of the date on which the claim is filed. If special circumstances require a longer period, the Claimant will be notified in writing, prior to the expiration of the ninety (90)-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond ninety (90) days after expiration of the initial ninety (90)-day period. A denial or partial denial of a claim shall be dated and set forth the following information:

Exhibit 10.2
(i)the specific reason or reasons for the denial;
(ii)reference to the specific Plan provisions on which the denial is based;
(iii)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv)a description of the Plan’s appeal procedure and the time limits applicable to such procedure, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on appeal.
(b)    If a claim is denied and the Claimant wishes to submit an appeal of the denied claim, the Claimant (or the Claimant’s authorized representative) must follow the procedures described below:
(i)Upon receipt of the denied claim, the Claimant (or the Claimant’s authorized representative) may file an appeal in writing with the Committee. This appeal must be filed no later than sixty (60) days after the Claimant has received written notification of the denied claim.
(ii)The Claimant has the right to submit in writing to the Committee any comments, documents, records, or other information relating to the claim for benefits.
(iii)A Claimant (or the Claimant’s duly authorized representative) has the right to be provided with, upon request and free of charge, reasonable access to and copies of all documents, records, and other information that are relevant to the denied claim.
(iv)The Committee will take into account all comments, documents, records, and other information that the Claimant submitted relating to the claim, without regard to whether such information was submitted or considered in the initial denial of the claim.
(c)    The Committee will provide the Claimant with written notice of its decision within sixty (60) days after the Committee’s receipt of the written appeal. There may be special circumstances which require an extension of this sixty (60)-day period. In any such case, the Committee will notify the Claimant in writing within the sixty (60)-day period and the final decision will be made no later than one hundred twenty (120) days after the Committee’s receipt of the Claimant’s appeal. The Committee’s decision on the appeal will be communicated to the Claimant in writing and will state:
(i)the specific reason or reasons for the denial of the appeal;
(ii)reference to the specific Plan provisions on which the denial of the appeal is based;
(iii)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, the Plan

Exhibit 10.2
and all documents, records, and other information relevant to the claim for benefits; and
(iv)a statement describing the Claimant’s right to bring an action under Section 502(a) of ERISA no later than one hundred twenty (120) days after the final adverse determination on appeal.
(b)The Committee’s decision upon appeal, or the Committee’s initial decision if no appeal is taken, shall be final, conclusive, and binding on all parties, subject to review or correction pursuant to a civil action under Section 502(a) of ERISA only to the extent that such decision is shown by clear and convincing evidence to be arbitrary and capricious.
(e)    Completion of the claims procedures described in this Section 6.4 is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by any current or former Participant or any other person or entity claiming rights in connection with the Plan. After exhaustion of the Plan’s claims procedures, any further legal action taken against the Plan for benefits under the Plan shall be filed in a court of law no later than one hundred twenty (120) days after the final adverse determination on appeal. No action at law or in equity shall be brought to recover benefits under this Plan until the appeal rights provided in this Section 6.4 have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.
6.5.    Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from their own willful malfeasance, gross negligence, or reckless disregard of their duties.
ARTICLE VII
AMENDMENT AND TERMINATION

7.1.    Amendment and Termination.
(a)The Board of Directors reserves the right to alter, amend, modify, or suspend the Plan in any respect and at any time and may do so pursuant to a written resolution of the Board of Directors; provided however, that no alteration, amendment, modification, or suspension of the Plan shall directly or indirectly reduce the amount credited to any Participant’s Deferral Account under the Plan as of the effective date of such action, unless the Participant or Beneficiary so affected consents in writing to the amendment or modification.
(b)Notwithstanding the foregoing to the contrary, the Board of Directors may amend the Plan retroactively to the extent the Board of Directors is of the opinion that such an amendment is required (i) to avoid the imposition of additional tax liabilities on a Participant under Section 409A of the Code or (ii) to avoid the application of Section 409A of the Code to benefits hereunder; or (iii) to conform the Plan to the provisions and requirements of any applicable law, provided that no such amendment may reduce any Participant’s Deferral Account. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

Exhibit 10.2
(c)The Committee may adopt minor amendments to the Plan without prior approval by the Board of Directors that (i) are necessary or advisable for purposes of compliance with applicable laws and regulations, (ii) relate to administrative practices, or (iii) have an insubstantial financial effect on Plan benefits and expenses.
(d)The Board of Directors reserves the right to terminate the Plan at any time, provided such termination is consistent with the applicable requirements of Section 409A of the Code.
7.2.    Effect of Plan Termination. Upon termination of the Plan, distribution of each Participant’s Deferral Account under the Plan shall not be accelerated except as permitted under Section 409A of the Code. No additional contributions shall be credited under the Plan, but deemed investment earnings and losses shall continue to be credited hereunder until the full amount has been distributed to the Participant (or the Participant’s Beneficiary).
ARTICLE VIII
GENERAL PROVISIONS

8.1.    Participant’s Rights Unsecured and Unfunded. The Plan at all times shall be entirely unfunded. No assets of the Company shall be segregated or earmarked to represent the liability for accrued benefits under the Plan, provided, that the Company may, in its discretion, set aside assets, in a trust or otherwise, to satisfy its obligations under the Plan. Notwithstanding anything herein to the contrary, the right of a Participant (or the Participant’s Beneficiary) to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company. All payments under the Plan shall be made from the Company’s general funds.
8.2.    No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.
8.3.    No Enlargement of Director Rights. Participation in the Plan shall not be construed to give any Participant the right to be retained in the service as an Eligible Director or interfere in any way with the right of the Board of Directors, or the Company (or the Company’s shareholders) to terminate the Participant’s service as a Director at any time with or without notice and with or without cause, subject to the terms and conditions of the Company’s Articles of Incorporation and Bylaws.
8.4.    Non-Alienation Provision. No interest of any person or entity in, or right to receive a benefit or distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings; provided, that the foregoing restrictions on alienation shall not apply to the extent required to comply with the terms of a “domestic relations order” (as defined in Section 414(p)(1)(B) of the Code).

Exhibit 10.2
8.5.    Beneficiary Designation.
(a)Each Participant shall be entitled to designate a Beneficiary to receive any unpaid Deferral Amount hereunder by filing a designation in writing with the Committee on the form provided for such purpose. Any Beneficiary designation shall be effective only if signed and dated by the Participant and delivered to the Committee prior to the time of the Participant’s death. Any Beneficiary designation shall remain effective until changed or revoked hereunder.
(b)Any Beneficiary designation may include multiple, contingent, or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If multiple Beneficiaries are designated, absent any other provision by the Participant, those named or the survivor of them shall share equally in any amounts payable hereunder.
(c)A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Committee.
(d)If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or cannot be located by the Committee, then the Participant’s surviving spouse or, if none, the executor, or the administrator of the Participant’s estate shall be deemed to be the Beneficiary.
(e)If a Beneficiary shall survive the Participant but die before the Participant’s remaining benefit under the Plan has been distributed, then, absent any other provision by the Participant, the unpaid balance thereof shall be distributed to such other beneficiary named by the deceased Beneficiary to receive the deceased Beneficiary’s interest or, if none, to the estate of the deceased Beneficiary.
8.6.    Applicable Law. The Plan shall be construed and administered under the internal laws of the State of Florida (without reference to conflict of law principles), except to the extent that such laws are preempted by applicable Federal law.
8.7.    Taxes. To the extent required by law, amounts credited under the Plan shall be subject to federal social security, Medicare, and unemployment taxes as required by Section 3121(v)(2) of the Code or other applicable law. The Company shall withhold from any distributions made pursuant to the Plan such amounts as may be required by federal, state, or local law.
8.8.    Section 409A of the Code.
(a)    It is the Company’s intent that the payments and benefits provided under the Plan either be exempt from Section 409A of the Code or be provided in a manner that complies with Section 409A of the Code, and any ambiguity herein shall be interpreted in a manner consistent with the intent of this paragraph. Notwithstanding anything contained herein to the contrary, if a Participant is a “specified employee” as such term is defined under Section 409A of the Code at the time of a Separation from Service and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated recognition of income or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or

Exhibit 10.2
benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Participant) until the date that is at least six (6) months following the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death), whereupon the Company will promptly pay the Participant a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid under the Plan during the period in which such payments or benefits were deferred. Thereafter, payments will resume in accordance with the Plan.
(b)    Payment may be delayed for a reasonable period in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment, additional time is needed to calculate the payment, or the payment would jeopardize the solvency of the Company.
(c)    Payment shall be delayed in the following circumstances:
(i)Where the Committee reasonably anticipates that a delay in payment is necessary to comply with Federal securities laws or other applicable laws; or
(ii)Where the Committee reasonably determines that a delay is permissible for other events or conditions under applicable published guidance of the Internal Revenue Service for Section 409A of the Code;
provided that any payment delayed by operation of this Section 8.8(c) will be made at the earliest date at which the Committee reasonably anticipates that the payment will not be limited or will cease to be so delayed.
(d)     If any portion of a Deferral Account is required to be included in income by a Participant or Beneficiary prior to receipt due to a failure of the Plan to comply with the requirements of Section 409A of the Code, the Committee may determine that such Participant or Beneficiary shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of the Deferral Account required to be included in income as a result of such failure or (ii) the unpaid Deferral Account.

(e)    Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
8.9.    Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant’s benefit under this Plan becomes subject to Federal income taxes prior to receipt, that Participant may petition the Committee for a distribution of assets sufficient to meet the Participant’s tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Committee shall distribute to the Participant immediately available funds in an amount equal to that Participant’s federal, state and local tax liability associated with such event of taxation (which amount shall not exceed the value of the Participant’s Deferral Account), such tax liability shall be measured by using that

Exhibit 10.2
Participant’s then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall reduce the value of the Participant’s Deferral Account.
8.10.    Incompetence or Incapacity of a Recipient. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate and/or such indemnification of the Committee and the Company and security, as it deems appropriate, in its sole discretion, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
8.11.    Usage of Terms and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed in a manner which alters the terms hereof.
8.12. No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Deferral Account will increase. Each Participant assumes the risk in connection with the deemed investment of their Deferral Account.
8.13. Severability. If any provision of the Plan is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.

* * * * *

Exhibit 10.2
IN WITNESS WHEREOF, the Company has executed this Plan as of the date set forth below.

CHEWY, INC.

By:    /s/ Heather Smedstad
Name:    Heather Smedstad
Title:     Chief Human Resources Officer
Date:     November 28, 2023